 Exhibit 99.3

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS’ REPORT

To the Board of Directors and Members of
Waste Recyclers Holdings, LLC and Subsidiaries
261 Hwy 20 East, Suite A
Freeport, Florida 32439

We have audited the accompanying consolidated combined balance sheets of the MacLand and Central Florida Markets (collectively the “Company”), of Waste Recyclers Holdings, LLC and Subsidiaries (the “Parent”) as of December 31, 2009 and 2008 (as restated), and the related consolidated combined statements of operations, changes in equity (deficit), and cash flows for the year ended December 31, 2009, and for the period from January 4, 2008 (inception) through December 31, 2008. These consolidated combined financial statements of the Company are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated combined financial statements of the Company based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. In our opinion, the consolidated combined financial statements of the Company referred to above present fairly, in all material respects, the consolidated combined financial position of the
Company as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the year ended December 31, 2009, and for the period from January 4, 2008 (inception) through December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

These consolidated combined financial statements have been prepared from the separate records maintained by the Company, and therefore accordingly include allocations from Waste Recyclers Holdings, LLC and related entities, the consolidated combined financial statements may not be indicative of the conditions that would have existed, or the results of operations, if the Company had been operated as unaffiliated entities.

As discussed in Note 1 to the accompanying consolidated combined financial statements of the Company, in accordance with its revolving credit and term loan agreement (as amended), the Parent is required to meet certain covenants, performance measures, certain operating results, and maintain certain capital levels. It has failed to do so for the year ended December 31, 2009.  Management’s plans regarding those matters are also described in Note 1.

As described in Note 1 and Note 19 to the accompanying consolidated combined financial statements, the Company’s 2009 and 2008 consolidated combined financial statements have been restated to correct a misstatement.

/s/Carr, Riggs & Ingram, LLC
Certified Public Accountants
Panama City Beach, Florida

December 31, 2010, except for the matters disclosed in the sixth paragraph of Note 1 and Note 18, as to which the date is February 22, 2011

MacLand and Central Florida Markets of
Waste Recyclers Holdings, LLC and Subsidiaries
	Consolidated Combined Balance Sheets

December 31,	2009	2008
	(as restated)	(as restated)
Assets
Current assets
Cash and cash equivalents	$ 47,697	$ 105,509
Accounts receivable, net	4,220,864	4,997,768
Inventories	154,650	208,068
Prepaids	1,461,159	981,506

Total current assets	5,884,370	6,292,851

Property, plant and equipment, net	26,593,641	23,769,052

Other assets
Goodwill, net	16,247,656	43,301,207

Total other assets	16,247,656	43,301,207

Total assets	$ 48,725,667	$ 73,363,110

Liabilities and Equity (Deficit)
Current liabilities
Accounts payable	$ 1,724,531	$ 1,655,968
Accrued expenses and other current liabilities	690,597	871,725
Deferred revenue	1,106,857	1,078,507
Current portion of notes payable	3,000,000	—

Total current liabilities	6,521,985	3,606,200

Noncurrent liabilities
Landfill and environmental remediation liabilities	1,450,844	1,095,835
Intercompany payables	77,329,032	70,961,339
Deferred tax liability, net	—	38,198

Total noncurrent liabilities	78,779,876	72,095,372

Total liabilities	85,301,861	75,701,572

Equity (deficit)	(36,576,194)	(2,338,462)

Total liabilities and equity (deficit)	$ 48,725,667	$ 73,363,110

See accompanying notes to consolidated combined financial statements.

	MacLand and Central Florida Markets of
Waste Recyclers Holdings, LLC and Subsidiaries
Consolidated Combined Statements of Operations

		Period from
		January 4, 2008
	Year ended	through
	December 31,	December 31,
	2009	2008
	(as restated)	(as restated)

Net services	$ 35,243,361	$ 16,757,944

Cost of services	25,431,260	10,419,273

Gross profit	9,812,101	6,338,671

Operating expenses
Selling, general and administrative	3,183,470	1,897,474
Depreciation	3,779,482	1,399,668
Amortization	1,755,552	1,330,888
Loss on impairment of goodwill	27,053,551	—

Total operating expenses	35,772,055	4,628,030

Income (loss) from operations	(25,959,954)	1,710,641

Other (income) expense
Interest expense	8,315,976	4,514,576

Total other (income) expense	8,315,976	4,514,576

Loss before provision for income taxes	(34,275,930)	(2,803,935)

Provision for income tax benefit (expenses)	38,198	465,473

Net loss	$ (34,237,732)	$ (2,338,462)

See accompanying notes to consolidated combined financial statements.

MacLand and Central Florida Markets of
Waste Recyclers Holdings, LLC and Subsidiaries
Consolidated Combined Statements of Changes in Equity (Deficit)

Equity (deficit)

Balance,	$ —

Net loss for the period January 4, 2008 through
December 31, 2008, as originally reported	(3,455,123)

Change in net loss	1,116,661

Net loss for the period January 4, 2008 through
December 31, 2008, as restated	(2,338,462)

Balance,
December 31, 2008, as restated	(2,338,462)

Net loss, as originally reported	(35,583,613)

Change in net loss	1,345,881

Net loss, as restated	(34,237,732)

Balance,
December 31, 2009	$ (36,576,194)

See accompanying notes to consolidated combined financial statements.

	MacLand and Central Florida Markets of
Waste Recyclers Holdings, LLC and Subsidiaries
Consolidated Combined Statements of Cash Flows

		Period from
		January 4, 2008
	Year ended	through
	December 31,	December 31,
	2009	2008
	(as restated)	(as restated)
Operating activities
Net loss	$ (34,237,732)	$ (2,338,462)
Adjustments to reconcile net loss to
net cash (used in) operating activities
Depreciation and amortization	5,535,034	2,730,556
Loss on impairment	27,053,551	—
Provision for deferred income tax expense (benefit)	(38,198)	(465,473)
(Increase) decrease in operating assets
Accounts receivable	776,904	(3,019,030)
Inventories	53,418	110,796
Prepaid assets	(479,653)	(839,701)
Increase (decrease) in operating liabilities
Accounts payable	68,563	1,571,647
Accrued expenses and other current liabilities	(181,128)	704,966
Deferred revenue	28,350	(55,571)

Net cash (used in) operating activities	(1,420,891)	(1,600,272)

Investing activities
Purchases of property, plant and equipment	(3,050,589)	(3,258,650)

Net cash (used in) investing activities	(3,050,589)	(3,258,650)

Financing activities
Proceeds and payments from intercompany credit, net	5,413,668	4,964,431
Payments on notes	(1,000,000)	—

Net cash provided by financing activities	4,413,668	4,964,431

Net change in cash and cash equivalents	(57,812)	105,509

Cash and cash equivalents, beginning of year	105,509	—

Cash and cash equivalents, end of year	$ 47,697	$ 105,509

See accompanying notes to consolidated combined financial statements.

MacLand and Central Florida Markets of
Waste Recyclers Holdings, LLC and Subsidiaries

Notes to Consolidated Combined Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

The accompanying consolidated combined financial statements present the consolidated combined financial position, results of operations and cash flows of the MacLand and Central Florida Markets (collectively the “Company”) of  Waste Recyclers Holdings, LLC (the “Parent”) and include the accounts of the following wholly-owned subsidiaries:

EWS Holdings, LLC
WRH Gainesville, LLC
WRH Gainesville Holdings, LLC
WRH Orange City, LLC,
EWS Central Florida Hauling, LLC
Emerald Waste Services, LLC
MacLand Holdings, Inc.
MacLand Disposal Center, Inc.
MacLand Disposal Center, Inc. II

The Company is involved in various waste management businesses. The primary operating single member limited liability company is Emerald Waste Services, LLC, which is involved in the commercial and residential waste management business.

MacLand Disposal Center, Inc. and MacLand Disposal Center, Inc. II are landfills located in Mississippi which are separated for legal liability purposes. Both landfills are wholly-owned subsidiaries of MacLand Holdings, Inc. (a corporation) and represent the consolidated MacLand Market Area (“MacLand”).

All of the other companies are single member limited liability companies and represent the Central Florida Market Area (“Central Florida”).

Waste Recyclers Holdings, LLC, the holding company and Parent, is responsible for all corporate debt which is secured and collateralized by all of the assets of the Company and the Parent’s other consolidated subsidiaries, which are not presented within these consolidated combined financial statements. Additionally, the Parent is responsible for other shared general and administrative functions for the Parent, the Company, and their affiliates.

Restated Financial Statements

Subsequent to the issuance of the Company’s 2009 and 2008 consolidated combined financial statements, the Company’s management identified an error whereby management inappropriately included certain costs of services and impairment charges associated with the Gulf Coast Market Area of the Parent in these consolidated combined financial statements.

MacLand and Central Florida Markets of
Waste Recyclers Holdings, LLC and Subsidiaries

Notes to Consolidated Combined Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Restated Financial Statements (Continued)

As a result, the Company has restated certain amounts in the accompanying consolidated combined financial statements to correct errors in those previously reported amounts. This restatement affected the various line items on both the consolidated combined statements of operations and balance sheets. See Note 1 – Summary of Significant Accounting Policies; Note 7 – Goodwill; Note 10 – Income Taxes; and Note 19 – Restatement of Previously Issued Financial Statements.

Basis of Presentation

Principles of Consolidation – The consolidated combined financial statements of the Company include the consolidated accounts of MacLand combined with those of the Central Florida Markets for both periods presented. The Company’s financial statements have been presented on a combined basis due to their related operations, common ownership, common management, and are not those of a separate legal entity. All significant intercompany accounts and transactions have been eliminated in the consolidated combined financial statements.

The consolidated combined financial statements include all reasonable and necessary adjustments which are, in the opinion of management necessary to fairly present the results of operations, financial position and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America (GAAP).

Allocation of Costs to the Company – These consolidated combined financial statements have been prepared from the separate records maintained by the Company, and include allocations from Waste Recyclers Holdings, LLC and related entities; the consolidated combined financial statements may not be indicative of the conditions that would have existed, or the results of operations, if the Company had been operated as unaffiliated entities. These separate records were used to allocate the majority of the assets and liabilities, and results of operations, except for those items that the Company has allocated.

Interest expense, loan costs, and principal balances are allocated based upon the amount of intercompany cash transactions related to borrowing and contributions of managing the corporate debt.

Corporate overhead costs, such as selling, general and administrative expenses, are allocated based upon weighted cost average of two elements. The first is the Company’s revenue by market share as a percentage of total revenues and the second is the number of personnel in each location of the Company and its affiliates. Management believes that this method is reasonable and represents its best estimate of expenses if the Company’s operations had been performed on a stand alone basis.

MacLand and Central Florida Markets of
Waste Recyclers Holdings, LLC and Subsidiaries

Notes to Consolidated Combined Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The following table summarizes the allocations:
Period from
January 4,
	Year ended	through
	December 31,	December 31,
Allocations to MacLand and Central Florida Market Area	2009	2008
	(as restated)	(as restated)
Selling, general and administrative expenses
MacLand Market Area	$ 125,595	$ 123,605
Central Florida Market Area*	1,072,194	315,804

Total selling, general and administrative expenses	$ 1,197,789	$ 439,409

		Period from
		January 4,
	Year ended	through
	December 31,	December 31,
Allocations to MacLand and Central Florida Market Area	2009	2008
	(as restated)	(as restated)
Interest expense
MacLand Market Area	$ 2,925,824	$ 2,548,276
Central Florida Market Area*	5,390,152	1,966,300

Amortization expense
MacLand Market Area	335,656	186,425
Central Florida Market Area*	618,369	143,849

Total interest and amortization expenses	$ 9,270,001	$ 4,844,850

*Central Florida operated for twelve months during 2009 and four months during 2008.

Liquidity and Going Concern

The accompanying consolidated combined financial statements were prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, the Company’s and Parent’s, ability to operate profitably, to generate cash flow from operations and to obtain funding adequate to fund their business.

MacLand and Central Florida Markets of
Waste Recyclers Holdings, LLC and Subsidiaries

Notes to Consolidated Combined Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Liquidity and Going Concern (Continued)

The Company’s and Parent’s operations are subject to certain risks and uncertainties, particularly related to the ever-changing regulatory environment, which impacts the Company’s estimate of capping and post closure cost related to the MacLand landfills.

The Company and Parent have incurred significant losses since inception as a result of developing the business, completing business combinations, purchasing specific assets and landfills, the sale and promotion of services, and ongoing administrative expenditures.

As of December 31, 2009, and 2008; the Company had a working capital (deficiency) of $(637,615) and $2,686,651; an accumulated (deficit) of $(36,576,194) and $(2,338,462); and cash equivalents of $47,697 and $105,509, respectively. The Company also incurred net losses from operations for the year ended December 31, 2009 of $(25,959,954) and for the period January 4, 2008 (inception) through December 31, 2008, income of $1,710,641. Net cash used in operating activities for the same periods were ($1,420,891) and ($1,600,272), respectively.

Historically, the Parent has funded these expenditures primarily through operating revenues, private securities offerings, an asset based loan, a standby credit facility, a revolving credit and term loan, and member capital contributions. Management believes that future operations will be funded through operating cash flow and / or member capital contributions.

On August 29, 2008, the Parent and Comerica Bank signed a loan and security agreement extending certain lines of credit and term loans, and established Comerica Bank as the senior creditor. The debt outstanding to Comerica Bank at December 31, 2009 consists of a $16,450,000 term loan, a $23,966,575 revolving credit facility, and a $3,398,112 line of credit. The term loan and the revolving credit facility have an interest rate of 5.29%, due on July 31, 2011, with no payments due until maturity. The line of credit has an interest rate of 7.25%, due on March 31, 2011, with no payments due until maturity.

In accordance with the loan and security agreement, the Parent is required to meet certain covenants, performance measures, and maintain certain capital levels. If these measures are not met, they constitute a triggering event, rendering the debt callable in its entirety.  During 2009, the Parent failed to meet certain performance requirements and related covenants as required by Comerica Bank. Comerica Bank issued a debt waiver letter, dated June 28, 2010, detailing the failed financial covenants. During 2010, the Parent failed to meet certain financial covenants requiring a forbearance agreement with Comerica Bank.

On June 15, 2010, certain members of the Parent made a capital contribution of $1,777,901 in conjunction with the debt terms. On July 15, 2010, the members of the Parent made a capital contribution of $1,500,000 in conjunction with the debt terms. On September 29, 2010, the members of the Parent made a capital contribution of $2,500,000 in conjunction with the recapitalization of debt.

MacLand and Central Florida Markets of
Waste Recyclers Holdings, LLC and Subsidiaries

Notes to Consolidated Combined Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Liquidity and Going Concern (Continued)

On October 25, 2010, the Parent and Comerica Bank signed a modified forbearance agreement regarding the swing line of credit and revolving credit and term loan agreement (collectively, the “Comerica Senior Debt”). The agreement provides for new financial covenants, a continuation of preexisting affirmative covenants, and potential fees of up to $750,000 associated with the agreement should management fail to meet certain financial covenants. Although the modification agreement extends forbearance of the specific failed loan covenants through March 31, 2011, there is no guarantee that other performance measures and capital requirements will not generate a triggering event causing the debt to become callable in its entirety.

As part of this agreement, the members have committed to, and are able to, provide a minimum of $850,000 in members’ capital contributions if it becomes necessary. This potential contribution would be credited to the financial covenants dollar for dollar to the Parent’s benefit.

The Parent’s plans to continue as a going concern consist of restructuring the Comerica Senior Debt, conversion of subordinate term loans extended by members (“Subordinate Debt”) to equity, a change in the management team during the fiscal year 2010, a plan to sell the MacLand and Central Florida markets’ assets, and a reduction in work force combined with other operating efficiencies for the remaining portions of the Parent.

Should the debt become callable, the Parent cannot guarantee that it will have sufficient assets and funds to repay the borrowings under the debt agreement. The Parent cannot guarantee that it will meet its plans or secure the additional financing needed to repay the debt, in the event that it is called by Comerica Bank. These uncertainties have a direct and material impact on the future operations of the Parent and the Company.

Method of Accounting

In July 2009, the Financial Accounting Standards Board (FASB) issued the Hierarchy of Generally Accepted Accounting Principles, to establish the FASB Accounting Standards Codification (ASC) as the source of authoritative accounting principles recognized by the FASB to be used by nongovernmental entities when preparing financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP). The ASC is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The FASB updates the FASB ASC through the use of Accounting Standards Updates (ASUs).

All assets, liabilities, income and expenses are recorded using the accrual method of accounting.

MacLand and Central Florida Markets of
Waste Recyclers Holdings, LLC and Subsidiaries

Notes to Consolidated Combined Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of these consolidated combined financial statements in conformity with GAAP requires management to make use of estimates and assumptions from time to time that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates and assumptions.

In some cases, these estimates are particularly difficult to determine and management must exercise significant judgment. The most difficult, subjective and complex estimates and assumptions that deal with the greatest amount of uncertainty related to the accounting for landfills, environmental liabilities and asset impairments, as described below in landfills and airspace policies. Estimates are also made regarding the allocation of the corporate debt amounts, interest expense and loan costs, proportionate to the market share use of funds.

Cash and Cash Equivalents

Cash and cash equivalents of $47,697 and $105,509 at December 31, 2009 and 2008, respectively, include overnight repurchase agreements and certificates of deposit with an initial term of less than three months.  For purposes of the consolidated combined statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

Bank Sweep Accounts

The Parent has a sweep arrangement with its bank that includes several accounts. Under this arrangement, available cash balances are applied against the Parent’s line of credit. The resulting liabilities for items outstanding on the Parent’s bank accounts, has been allocated to the current liabilities on the Company’s balance sheet.

Accounts Receivable

The Company has established a reserve policy that calculates an allowance provision at the greater of one half of one percent of the total accounts receivable balance or fifty percent of those receivables in the “90 days and over” category. Management believes this method results in a reasonable estimate of amounts ultimately collectable. At December 31, 2009 and 2008, the allowance for doubtful accounts was $122,722 and $237,155, respectively.

Inventories

Inventories are stated at the lower of cost or market. The inventory is made up of spare parts, fuel, oil, and tires, and is determined using the average cost method.  Management estimates that spare parts are utilized every six months and the fuel and oil tanks are replenished weekly in order to meet the demands of the service fleet.

MacLand and Central Florida Markets of
Waste Recyclers Holdings, LLC and Subsidiaries

Notes to Consolidated Combined Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property, Plant and Equipment

Property, plant and equipment are recorded at cost and include expenditures for additions and capital improvements. Maintenance and repairs are charged to operations as incurred.

Depreciation is computed at rates calculated to absorb the costs of the assets over their estimated useful lives. Depreciation for all assets is calculated on the straight-line basis.

Buildings and improvements	39	Years
Machinery and equipment	7-10	Years
Office furniture and fixtures	3 - 7	Years
Containers	5-12	Years
Vehicles	5-10	Years

The Company reviews the long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If these assets are considered to be impaired, the impairment loss recognized is measured as the amount by which the carrying amount of the assets exceeds the future discounted net cash flows expected to be generated by the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less selling costs.

Landfill Accounting

Cost Basis of Landfills - Landfills are stated at cost and are amortized based on consumed airspace.   Landfill costs include direct costs incurred to obtain landfill permits and direct costs incurred to acquire, construct, and develop sites ready to accept waste.

Available Airspace - The Company engages a third party engineering consultant and surveyors to determine available airspace at the landfills. The available airspace is determined by an annual survey, which is compared to the existing landfill topography to determine any changes in the available airspace.  Once the remaining airspace is determined, an airspace utilization factor is established to calculate the remaining capacity.

The available airspace asset is then adjusted through amortization expense to properly state the asset at its estimated remaining cost.

Expansion Airspace – The Company is aware of potential airspace expansion of the Company’s landfill in the future. The Company does not recognize unpermitted airspace.

Amortization of Landfills – The amortizable basis of a landfill includes the amounts expended and capitalized during the initial fiscal year including the projected final capping, closure and post-closure activities and costs. Amortization is recorded on a units-of-consumption basis, applying a percentage of utilized airspace as measured in cubic yards.

MacLand and Central Florida Markets of
Waste Recyclers Holdings, LLC and Subsidiaries

Notes to Consolidated Combined Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Goodwill & Intangible Assets

The Company acquired several new companies during the period January 4, 2008 (inception) through December 31, 2008 that impact the consolidated combined financial statements of the Company. Intangible assets, which were not material to the consolidated combined financial statements, include customer lists and their service relationships, government and commercial contracts, licenses and permits. Goodwill is determined as the excess of purchase costs over the fair value of the net assets of the acquired businesses. In accordance with FASB ASC 350, Goodwill and Other Intangible Assets, the Company does not amortize goodwill.  Instead, goodwill is tested for impairment each fiscal year.

Leases

The Company leases property, plant, and equipment in the ordinary course of business for the benefit of the Company.  The primary purpose of these agreements are for equipment needed to support general and administrative functions as well as equipment specific to the industry including vehicles, tractors and compactors. These leases have varying terms and are recorded as either operating or capital leases in accordance with the terms of the agreement

Income Taxes

The Company’s accounting for income taxes is directly correlated to that of the MacLand Holdings, Inc. Allocations of taxes are made by the Parent to MacLand based upon its operations and tax attributes. The Parent is a Limited Liability Company, and is treated as a partnership for income tax purposes, and is not a tax paying entity for income tax purposes; however, MacLand Holdings, Inc. is a C Corporation for income tax purposes and, therefore, subject to federal income tax. The Company owns MacLand Holdings, Inc. which is a C Corporation that operates two wholly-owned subsidiaries, MacLand Disposal Center, Inc. and MacLand Disposal Center, Inc II, which are Mississippi C Corporations.

The Company accounts for income taxes using an asset and liability approach whereby deferred taxes and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates applicable to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

MacLand and Central Florida Markets of
Waste Recyclers Holdings, LLC and Subsidiaries

Notes to Consolidated Combined Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company adopted FASB ASC 740, (formerly FIN 48 Accounting for Uncertainty in Income Taxes) effective January 1, 2009 and the provisions of ASC 740 have been applied to all income tax provisions commencing from that date. The Company also recognizes the potential accrued interest and penalties related to unrecognized tax benefits within operations as a component of income before taxes, which is consistent with the recognition of these items in 2008. Prior to 2009, the Company determined its tax contingences in accordance with FASB ASC 805, (formerly SFAS No. 5 Accounting for Contingencies). The Company recorded estimated tax liabilities to the extent the contingencies were probable and could be reasonably estimated.

The Company recognizes a tax benefit associated with an uncertain position when, in management’s judgment, it is more likely than not that the position will be sustained upon examination of a taxing authority. For a tax position that meets the more-likely-than-not recognition threshold, the Company initially and subsequently measures the tax benefit as the largest amount that it judges to have a greater than 50% likelihood of settlement with a taxing authority.

The liability associated with unrecognized benefits is adjusted periodically due to changing circumstances, such as progress of tax audits, case law developments and new or emerging legislation. Such adjustments are recognized entirely in the period in which they are identified. The effective tax rate includes the net impact of changes in liability for unrecognized tax benefits and subsequent adjustment as considered appropriate by management. A valuation allowance was established as management is uncertain whether it will fully utilize the deferred tax asset.

The Company’s federal income tax returns for 2007, 2008, and 2009 are subject to examination by the Internal Revenue Service, generally for three years after they are filed.

Revenue Recognition

The Company generally provides services under contracts with individual customers, commercial accounts, and municipalities by servicing local bases.  Revenues consist primarily of collection fees from commercial, industrial, residential and municipal customers and transfer and landfill disposal fees charged to third parties.  Advance billings are recorded as deferred revenue, and that revenue is then recognized over the period in which services are rendered.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs incurred for the year ended December 31, 2009 and for the period January 4, 2008 (inception) through December 31, 2008, were $100,475 and $36,100, respectively.

MacLand and Central Florida Markets of
Waste Recyclers Holdings, LLC and Subsidiaries

Notes to Consolidated Combined Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The Company’s assets and liabilities are reported at fair value in the consolidated combined financial statements. The methods used to measure fair value may produce an amount that may not be indicative of net realizable value or reflective of future fair values. Although the Company believes its valuation methods are appropriate and consistent with other market indicators, the use of different methodologies or assumptions to determine the fair value of certain assets and liabilities could result in a different fair value measurement at the reporting date.

The fair value measurement accounting literature establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy consists of three broad levels:

•	Level 1: Observable inputs such as quoted prices in active markets;
•	Level 2: Inputs, other than quoted prices in active markets that are observable either directly or indirectly; and;
•	Level 3: Unobservable inputs for which there is little or no market data, which requires the Company to develop assumptions.

Concentration of Credit Risk

The Company maintains cash balances at several financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $250,000 for 2009 and 2008. The Company did not have any uninsured amounts at December 31, 2009 and 2008.

New Accounting Pronouncements

In May 2009, the FASB issued FASB ASC 855, (Subsequent Events). This pronouncement establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the consolidated combined financial statements are issued or are available to be issued. FASB ASC 855 provides guidance on the period after the balance sheet date during which the management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the consolidated combined financial statements.

In September 2006, the FASB issued a pronouncement on authoritative guidance regarding fair value measurements. FASB ASC 820 (Fair Value Measurements and Disclosures), established a framework for measuring fair value, and expanded disclosures about fair value measurements. In February 2008, the FASB delayed the effective date of the guidance for all non-financial assets and non-financial liabilities, except those that are measured at fair value on a recurring basis.

MacLand and Central Florida Markets of
Waste Recyclers Holdings, LLC and Subsidiaries

Notes to Consolidated Combined Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company has adopted this guidance for assets and liabilities recognized at fair value on a recurring basis effective January 1, 2008 and adopted the guidance for non-financial assets and liabilities measured on a non-recurring basis effective January 1, 2009. The application of the fair value framework did not have a material impact on the Company’s consolidated combined financial position, results of operations or cash flows.

In December 2007, the FASB issued revisions to the authoritative guidance associated with FASB ASC 805, (Business Combinations). This guidance clarified and revised the principles for how an acquirer recognizes and measures identifiable assets acquired, liabilities assumed, and any noncontrolling interest in the acquiree. This guidance also addressed the recognition and measurement of goodwill acquired in business combinations and expanded disclosure requirements related to business combinations. Effective January 1, 2009, the Company adopted the FASB’s revised guidance associated with business combinations related to the Company. The portions of this guidance that relate to business combinations completed before January 1, 2009 did not have a material impact on the Company consolidated combined financial statements. Business combinations completed in 2009, discussed in Note 16, are in compliance with this new authoritative guidance.

Revenue Recognition

The Company generally provides services under contracts with individual customers, commercial accounts, and municipalities by servicing local bases.  Revenues consist primarily of collection fees from commercial, industrial, residential and municipal customers and transfer and landfill disposal fees charged to third parties.  Advance billings are recorded as deferred revenue, and that revenue is then recognized over the period in which services are rendered.

Subsequent events

The Company has evaluated the subsequent events for the period from December 31, 2009 through the date the consolidated combined financial statements were available to be issued, which was December 31, 2010, except for the matters disclosed in the sixth paragraph of Note 1, as to which the date is February 22, 2011.

Supplemental Cash Flow Information

For the year ended December 31, 2009 and for the period from January 4, 2008 (inception) through December 31, 2008, noncash investing and financing activities consisted of various transactions that occurred as a result of the business combinations and purchases.

MacLand and Central Florida Markets of
Waste Recyclers Holdings, LLC and Subsidiaries

Notes to Consolidated Combined Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Supplemental Cash Flow Information

The following table summarizes the non cash transactions.
		Period from
		January 4,
	Year ended	through
	December 31,	December 31,
	2009	2008

Business acquisitions purchased with debt proceeds	$ —	$ 42,767,950
Property, plant and equipment purchased with debt proceeds	—	22,910,684
Issuance of note payable in exchange for landfill permit	4,000,000	—

Total noncash transactions	$ 4,000,000	$ 65,678,634

Interest expense was paid by the Parent and allocated to the Company. For the year ended December 31, 2009 and for the period from January 4, 2008 (inception) through December 31, 2008, interest expense (as restated) allocated was $8,315,976 and $4,514,576, respectively.

There were no income taxes paid for the year ended December 31, 2009 and for the period from January 4, 2008 (inception) through December 31, 2008.

NOTE 2 – PARENT COMPANY STRUCTURE

Substantially all debt financing is transacted by, and in the name of the Parent, therefore, the Parent’s debt financing is not reflected on the separate consolidated combined financial statements of the Company, rather the Company operates with intercompany accounts for the related activity accounted for at the Parent level. All assets of the Parent, the Company, and its affiliates are pledged as collateral on the Parent’s debt.

The Parent has the following debt financing as of December 31, 2009 and 2008:

A term loan note to Comerica Bank in the amount of $16,450,000, dated October 21, 2009, interest at 5.29%, collateralized by all assets of the Parent, the Company, and its affiliates. Outstanding principal and interest shall be paid at maturity, starting January 2009; the term note matures July 2012.

A revolving credit facility in the amount of $23,966,575 to Comerica Bank, dated October 21, 2009, interest at 5.29%, collateralized by all assets of the Parent, the Company, and its affiliates. Outstanding principal and interest shall be paid in full at maturity; the revolving credit facility matures July 2012.

MacLand and Central Florida Markets of
Waste Recyclers Holdings, LLC and Subsidiaries

Notes to Consolidated Combined Financial Statements

NOTE 2 – PARENT COMPANY STRUCTURE (CONTINUED)

December 31,	2009	2008

Comerica Term Loan	$ 16,450,000	$ 23,900,000
Comerica Revolving Credit Facility	23,966,675	25,994,878

Total Comerica debt	$ 40,416,675	$ 49,894,878

A term loan note to multiple mezzanine investors, listed below, dated August 29, 2008, interest at 7.5% for paid in kind balance, and 8% for cash advance balance, collateralized by all assets of the Parent, the Company, and its affiliates, principal balance due in full at maturity. Interest is accrued as incurred, and the accrued balance is due in full at maturity; note matures January 2013. (Difference in principal amount at year end and face value of the promissory note is due to the value assigned to warrants issued to the lenders. The accretion of the warrants is presented as interest expense in the consolidated combined financial statements).

December 31,	2009	2008

BNY Mezzanine Partners, L.P.	$ 5,779,928	$ 5,193,636
United Insurance Company of America	5,779,928	5,193,636
Triangle Capital Corporation	8,273,291	8,045,775
Banyan Mezzanine Partners II, L.P.	2,757,963	2,681,924

Total mezzanine debt	$ 22,591,110	$ 21,114,971

Pursuant to the terms of the Revolving Credit and Term Loan Agreement, the Parent is required to maintain compliance with certain financial and other covenants, including, a senior debt leverage ratio of not more than 3.75, a total debt leverage ratio of not more than 5.0, and a fixed charge coverage ratio of not less than 1.2. At December 31, 2009 and 2008 the Parent failed to meet these covenants. As discussed in Note 1, the Company has received waivers related to its violations of these covenants.

Notes Payable Restructuring

On October 2, 2009, the Parent refinanced a large portion of the notes payable and restructured its subordinate debt and inter-creditor agreement. The terms of the agreement were to restructure the priority and surety of the debt including the terms of the interest payments. As part of the debt restructure, two classes of subordinated debt were created and $16,000,000 was released from the Senior Secured Debt.

The amount of interest payments allocated between those made in cash and those accrued as “paid in kind” were reallocated. Prior to the debt restructuring, the interest portion paid in cash was 12.5% and payments made in kind were 3.0% on $28,000,000 in secured debt. After the restructuring, the debt was separated into two amounts; Secured Notes of $12,000,000 and Unsecured Notes of $16,000,000.

MacLand and Central Florida Markets of
Waste Recyclers Holdings, LLC and Subsidiaries

Notes to Consolidated Combined Financial Statements

NOTE 2 – PARENT COMPANY STRUCTURE (CONTINUED)

Interest expense on the Secured Notes of $12,000,000 was reallocated to be 8.0% paid in cash and 7.5% payments made in kind. Interest expense on the Unsecured Notes of $16,000,000 was reallocated to be 3.0% paid in cash and 12.5% payments made in kind. Both of these new interest terms are payable quarterly and are extended until December 31, 2010, after which time the terms of the interest payments will revert to the original allocation.

The final amendment extended the maturity date of the principal amount to July 31, 2012.

Mandatorily Redeemable Preferred Units

The Parent issued 860 units of preferred ownership interest on January 7, 2008, and conducted an additional offering of 1,352 units on August 29, 2008. The nonconvertible preferred unit pays dividends / long term interest at the rate of 12.5% and is cumulative and nonparticipating, accordingly, no voting rights are entitled to the preferred unit holders. The preferred unit is redeemable at the option of the Parent for an amount equal to the accrued redemption price as of the date of redemption. Under a mandatory redemption provision, the Parent is required to redeem the 12.5% preferred unit upon the sixth anniversary of the August 29, 2008 effective underwriting date. At December 31, 2009, dividends / long term interest on the preferred units was $4,873,761.

The Parent issued 9,000,000 units of preferred ownership interest on October 1, 2009. The nonconvertible preferred unit pays dividends / long term interest at the rate of 8% and is cumulative and nonparticipating, accordingly, no voting rights are entitled to the preferred unit holders. The preferred unit is redeemable at the option of the Parent for an amount equal to the accrued redemption price as of the date of redemption. Under a mandatory redemption provision, the Parent is required to redeem the 8% preferred unit upon the sixth anniversary of the August 29, 2008 effective underwriting date of the original preferred units. At December 31, 2009, dividends / long term interest on the preferred units was $181,203.

Membership Warrants

During 2008, the Parent issued warrants to purchase 12% of the total of the Parent’s common units, calculated on a fully-diluted basis as of January 7, 2008.  The warrant holders exercised their Put Option, and acquired 2,500,910 units of the Parent’s member units, in exchange for a reduction in a note payable. The value of the warrants for this transaction was $2,200,800.

At December 31, 2008, the Parent had outstanding warrants to purchase 13.6% of the total shares of the Parent’s common units, calculated on a fully-diluted basis as of August 29, 2008. During 2009, the warrant holders exercised their Put Option, and acquired 4,382,413 units of the Parent’s member units, in exchange for a reduction in a note payable. The value of the warrants for this transaction was $3,856,522.

MacLand and Central Florida Markets of
Waste Recyclers Holdings, LLC and Subsidiaries

Notes to Consolidated Combined Financial Statements

NOTE 2 – PARENT COMPANY STRUCTURE (CONTINUED)

Contributed capital

The Parent received capital infusions from its shareholders on a pro-rata basis, for acquisition debt service related costs. For the year ending December 31, 2009 and for the period January 4, 2008 (inception) through December 31, 2008, the Parent received capital of $607,453 and $7,000,000, respectively.

Subsequent to the year ended December 31, 2009, certain members of the Parent made capital contributions of $1,777,901, $1,500,000 and $2,500,000.

NOTE 3 – ACCOUNTS RECEIVABLE, NET

Accounts receivable, net, consisted of the following:

December 31,	2009	2008

Trade receivables	$ 4,313,652	$ 5,098,461
Other receivables	5,000	4,312
Unbilled revenues	24,934	132,150
Total receivables	4,343,586	5,234,923
Less allowance for doubtful accounts	(122,722)	(237,155)

Total accounts receivable, net	$ 4,220,864	$ 4,997,768

NOTE 4 – INVENTORIES

Inventories consisted of the following:

December 31,	2009	2008

Fuel inventory	$ 49,032	$ 27,836
Parts inventory	93,707	168,719
Other inventory	11,911	11,513

Total inventories	$ 154,650	$ 208,068

MacLand and Central Florida Markets of
Waste Recyclers Holdings, LLC and Subsidiaries

Notes to Consolidated Combined Financial Statements

NOTE 5 – PREPAID EXPENSES

Prepaid expenses consisted of the following:

December 31,	2009	2008

Prepaid other	$ 266,092	$ 46,229
Prepaid license and permits	138,241	132,986
Prepaid performance bonds	199,594	38,793
Prepaid insurance	491,976	499,684
Prepaid deposits	299,597	196,762
Prepaid tires	65,659	67,052

Total prepaid expenses	$ 1,461,159	$ 981,506

NOTE 6 – PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net, consisted of the following:

December 31,	2009	2008

Landfills	$ 14,617,291	$ 9,191,412
Land	3,292,000	3,292,000
Buildings	3,656,383	3,545,207
Machinery and equipment	1,932,324	1,923,527
Office furniture and equipment	202,358	170,046
Containers	5,718,896	5,284,419
Vehicles	8,807,952	7,903,605

Total property, plant and equipment	38,227,204	31,310,216
Less accumulated depreciation	(6,197,219)	(2,551,337)
Less accumulated amortization	(5,436,344)	(4,989,827)

Total property, plant and equipment, net	$ 26,593,641	$ 23,769,052

Depreciation expense, including allocations from the Parent, for the year ending December 31, 2009 and for the period January 4, 2008 (inception) through December 31, 2008, was $3,779,482 and $1,399,668 respectively.

Amortization expense of the landfills for the year ending December 31, 2009 and for the period January 4, 2008 (inception) through December 31, 2008, was $408,306 and $1,000,614, respectively. During the year ending December 31, 2009, a new environmental landfill permit was obtained by the Company and permit amortization expense of $38,212 was recognized.

MacLand and Central Florida Markets of
Waste Recyclers Holdings, LLC and Subsidiaries

Notes to Consolidated Combined Financial Statements

NOTE 7 – GOODWILL, NET

The Company recorded goodwill in conjunction with certain business combinations and purchases. Goodwill is determined as the excess of purchase costs over the fair value of the net assets of the acquired businesses.  In accordance with FASB ASC 350, Goodwill and Other Intangible Assets, the Company does not amortize goodwill. Instead, goodwill is tested for impairment each fiscal year or upon certain triggering events, as required. During the current and prior year, the Company became aware of changes in circumstances and events in the economic and environmental climate of the Company’s market areas.

The Company assesses whether impairment exists by comparing the net asset value of each operating segment to its fair market value, including goodwill. The Company used an income approach, to estimate the fair value of the operating segments. Fair value computed by this method is arrived at using a number of factors, including projected future operating results, economic projections, anticipated future cash flows, comparable marketplace data and the cost of capital. There are inherent uncertainties related to these factors and to the judgment exercised in applying them to this analysis.

The income approach is based on the long-term projected future cash flows of operating markets. The estimated cash flows are discounted to present value using a weighted-average cost of capital that considers factors such as the timing of the cash flows and the risks inherent in those cash flows. This approach is appropriate because it provides a fair value estimate based upon the operating markets’ expected long-term performance considering the economic and market conditions that generally affect those markets. The Company classifies its goodwill impairment as Level 3 in the fair value measurement hierarchy.

Management’s assessment resulted in the recording of an impairment charge during 2009 of $27,053,551.

Goodwill, net, activity is summarized as follows.

December 31,	2009	2008
	(as restated)

Beginning of the year	$ 43,301,207	$ —
Addition due to acquisition of MacLand	—	17,739,156
Addition due to acquisition of Waste Management Inc.	—	25,562,051
Reductions due to impairment of goodwill	(27,053,551)	—

Total goodwill, net	$ 16,247,656	$ 43,301,207

There can be no assurances that goodwill will not be impaired at any time in the future.

MacLand and Central Florida Markets of
Waste Recyclers Holdings, LLC and Subsidiaries

Notes to Consolidated Combined Financial Statements

NOTE 8 – ACCRUED LANDFILL AND ENVIRONMENTAL REMEDIATION LIABILITIES

The Company has obtained several Solid Waste Management Facility Performance Bonds for landfill “long-term closing costs” and for “long-term care costs”.

MacLand Disposal Center, Inc. (located in Mississippi) is not subject to bonding requirements under the authority of the Mississippi Department of Environmental Management; however, the “closing costs” and “long-term care costs” liabilities were calculated by a third party engineer and recorded by the Company.

Annual charges in this “cost layer” do not impact recorded landfills, but are reported in the period incurred as accretion expense. Accretion expense is necessary to increase the accrued capping, closure and post-closure accrual balance to its future undiscounted value. Accretion expense on landfill liabilities is recorded annually to cost of operations from the time the liability is recognized until the costs are paid. For the year ending December 31, 2009 and for the period January 4, 2008 (inception) through December 31, 2008, accretion expense was $355,009 and $0, respectively, or an average of $0.37 per cubic yard consumed for 2009. There was no accretion in 2008 due to the acquisition of MacLand and the initial recording of the environmental liability.

Changes in estimates of costs or disposal capacity are treated on a prospective basis for operating landfills and are recorded immediately in results of operations for fully incurred capping events and closed landfills.

Environmental remediation liabilities are summarized by landfill as follows.

December 31,	2009	2008

MacLand Disposal Center, Inc. (“Mac I”)	$ 1,450,844	$ 1,095,835

Total accrued landfill and remediation liabilities	$ 1,450,844	$ 1,095,835

NOTE 9 – NOTES PAYABLE

Notes payable are summarized as follows:

December 31,	2009	2008

Note to an individual, dated March 31, 2009, interest at 4%, non collateralized, quarterly payments of $1,000,000. Outstanding principal and outstanding interest balance shall be paid in 4 equal installments, starting August 2009, matures October 2010.	$ 3,000,000	$ —

MacLand and Central Florida Markets of
Waste Recyclers Holdings, LLC and Subsidiaries

Notes to Consolidated Combined Financial Statements

NOTE 9 – NOTES PAYABLE

December 31,	2009	2008

Total	$ 3,000,000	$ —
Amount due in one year	3,000,000	—

Amount due in future years	$ —	$ —

The combined aggregate repayment of notes payable during each of the five years subsequent to December 31, 2009, is as follows:

For the years ended	Amount

December 31, 2010	$ 3,000,000
Thereafter	—

Total	$ 3,000,000

NOTE 10 – TAXES ON INCOME

The Parent computes deferred income taxes under the assets and liability method prescribed by the provisions of FASB ASC 740 and allocates the related amounts to the Company.

The components of the provision for income tax expense (benefit) consist of the following:

		Period from
		January 4,
	Year ended	through
	December 31,	December 31,
	2009	2008
	(as restated)	(as restated)
Deferred
Federal	$ (34,819)	$ (404,279)
State	(3,379)	(61,194)

Total deferred expense (benefit)	(38,198)	(465,473)

Provision for income tax expense (benefit)	$ (38,198)	$ (465,473)

MacLand and Central Florida Markets of
Waste Recyclers Holdings, LLC and Subsidiaries

Notes to Consolidated Combined Financial Statements

NOTE 10 – TAXES ON INCOME (CONTINUED)

The total tax expense (benefit) for the year ending December 31, 2009 and for the period January 4, 2008 (inception) through December 31, 2008, is different from the amount that would have been provided by applying the statutory federal income tax and state rates to book income due primarily to non-deductible expenses, book / tax timing differences and state income taxes. The Company files a consolidated income tax return with the Parent and its subsidiaries. The income tax expense is calculated for the Company based on the respective book / tax temporary and permanent differences.

The components of the net deferred tax assets (liabilities) by tax jurisdiction were as follows:

December 31,	2009	2008
	(as restated)	(as restated)
Non-current deferred tax asset
Federal	$ 1,119,522	$ 409,943
State	108,659	39,789

Total noncurrent deferred tax asset	1,228,181	449,732
Valuation allowance	(974,608)	—

Net deferred tax asset	253,573	449,732

Non-current deferred tax (liability)
Federal	(231,139)	(444,762)
State	(22,434)	(43,168)

Total noncurrent deferred tax (liability)	(253,573)	(487,930)

Net deferred tax asset (liability)	$ —	$ (38,198)

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

As of December 31, 2009, the Company had no assurance that future taxable income would be sufficient to fully utilize 100% of the net operating loss carry forwards and other deferred income tax assets in the future. Consequently, the Company determined that valuation allowances of $974,608 were needed as of December 31, 2009 to offset the income deferred tax assets resulting mainly from the net operating loss carry forwards. The change in the valuation allowance totaled $974,608 for the year ended December 31, 2009.

MacLand and Central Florida Markets of
Waste Recyclers Holdings, LLC and Subsidiaries

Notes to Consolidated Combined Financial Statements

NOTE 10 – TAXES ON INCOME (CONTINUED)

The significant components of the Company’s deferred tax asset (liabilities) were as follows:

December 31,	2009	2008
	(as restated)	(as restated)
Noncurrent deferred tax assets
Net operating loss	$ 629,657	$ 247,970
Bad debt	38,732	11,582
OID to paid in kind interest	559,792	190,180

Total noncurrent deferred tax asset	1,228,181	449,732
Valuation allowance	(974,608)	—

Net deferred tax asset	253,573	449,732

Noncurrent deferred tax (liabilities)
Depreciation	(79,490)	(105,736)
Accretion costs	(22,697)	(155,115)
Accruals	(151,386)	(227,079)

Total non-current deferred tax (liabilities)	(253,573)	(487,930)

Net deferred tax asset (liability)	$ —	$ (38,198)

The Company has recorded a deferred tax asset of $629,657, in the consolidated combined financial statements, associated with net operating loss carry forward, which is available to offset future taxable income over a fifteen year period and will expire in the following years:

Year of the Net Operating Loss	Expiration Year	Net Operating Loss

Federal:
2008	2028	$ 664,796
2009	2029	1,023,292

Total		$ 1,688,088

State of Mississippi:
2008	2023	$ 304,133
2009	2024	1,059,358

Total		$ 1,363,491

MacLand and Central Florida Markets of
Waste Recyclers Holdings, LLC and Subsidiaries

Notes to Consolidated Combined Financial Statements

NOTE 10 – TAXES ON INCOME (CONTINUED)

It is the Company’s position that deferred taxes not be recorded for nondeductible goodwill, and the related amortization, resulting from business combinations. The Company has goodwill, including any related impairment charges, related to certain business combinations for which deferred taxes have not been recorded in accordance with FASB ASC 805 Business Combinations.  As a result the Company could likely have taxable income in excess of financial reporting income, in the future, to the extent of these amounts.

NOTE 11 – OBLIGATIONS UNDER NONCANCELLABLE OPERATING LEASES

The Company leases several pieces of machinery and equipment under noncancellable operating leases. The terms of these leases range from 1 year to 7 years, with expiration dates ranging from May 2009 to May 2013. Most of these leases contain renewal options whereby the Company can extend the lease if it so chooses.

Future minimum lease payments due under these leases consist of the following at December 31, 2009:

For the years ending	Amount

December 31, 2010	$ 1,059,297
December 31, 2011	1,059,297
December 31, 2012	1,059,297
December 31, 2013	1,059,297
December 31, 2014	1,059,297
Thereafter	529,647

Total	$ 5,826,132

Rent expense under all operating leases, for the year ending December 31, 2009 and for the period January 4, 2008 (inception) through December 31, 2008, was $215,739 and $108,162, respectively.

NOTE 12 – COMPENSATED ABSENCES

Employees of the Company are entitled to paid vacation, depending on job classification, length of service, and other factors. As of December 31, 2009 and 2008, management calculated and accrued vacation liability, of $196,982 and $353,489, respectively. It is the Company’s policy to recognize the costs of compensated absences when actually earned by the employees.

MacLand and Central Florida Markets of
Waste Recyclers Holdings, LLC and Subsidiaries

Notes to Consolidated Combined Financial Statements

NOTE 13 – EMPLOYEE BENEFIT PLAN

The Parent sponsors a 401(k) deferred compensation plan covering substantially all of its employees of its subsidiaries. The plan provides for the Company to make discretionary contributions out of their current or accumulated net profit. The Company made no contributions for the years ended December 31, 2009 and 2008.

NOTE 14 – COMMITMENTS AND CONTINGENCIES

The Company is periodically subject to claims and lawsuits that arise in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse affect on the financial position, results of operations, or cash flows of the Company.

NOTE 15 – LETTER OF CREDIT

At December 31, 2009, the Parent had a letter of credit from Comerica Bank in the amount of $523,425 for the benefit of Evergreen National Indemnity Company. This letter of credit covers several of the Parent’s subsidiaries, including the Central Florida Market Area. The letter of credit expires on March 1, 2011.

NOTE 16 – BUSINESS COMBINATIONS

Accounting for business combinations

The Company records acquisitions, in accordance with FASB ASC 805 Business Combinations, which requires business combinations to be accounted for using the acquisition method, rather than the purchase method of accounting formerly required. The Company measured each identifiable asset acquired and liability assumed of the acquired entity at their fair values at the acquisition date. Intangible assets were considered by the Company but deemed to be immaterial to the business combination. Fair market value should generally be measured following the fair value measurement guidance in ASC 820 (Fair Value Measurements and Disclosures).

MacLand Purchase

January 4, 2008, the Company signed an equity purchase agreement to purchase the stock of MacLand Disposal Center, Inc. and MacLand Disposal, Inc. II. The total purchase price for MacLand’s assets was $24,752,489 which included goodwill of $17,739,156 that is being annually reviewed for impairment for financial reporting purposes. All transaction costs associated with this purchased were capitalized.

MacLand and Central Florida Markets of
Waste Recyclers Holdings, LLC and Subsidiaries

Notes to Consolidated Combined Financial Statements

NOTE 16 – BUSINESS COMBINATIONS (CONTINUED)

The recognized amounts of acquired assets and liabilities assumed are listed below:

Cash	$ 200
Receivables	3,954,291
Fixed assets	125,213
Landfills	5,737,706
Accruals	(134,179)
Environmental closure	(1,083,835)
Deferred tax	(509,309)
Line of credit	(1,076,754)
Goodwill	17,739,156

Total purchase price	$ 24,752,489

Waste Management Purchase

On May 15, 2008, the Company signed an asset purchase agreement, which was executed on August 29, 2008, to purchase substantially all of the assets of Waste Management Inc. of Florida. The total purchase price was $41,282,514 which included goodwill of $25,562,051 that is being annually reviewed for impairment for financial reporting purposes. All transaction costs associated with this purchased were capitalized.

The recognized amounts of acquired assets and liabilities assumed are listed below:

Receivables	$ 3,626,107
Inventory	318,864
Prepaids / deposits	141,804
Fixed assets	15,372,526
Accruals	(112,731)
Deferred revenue	(1,134,078)
Due to WMI	(2,492,029)
Goodwill	25,562,051

Total purchase price	$ 41,282,514

NOTE 17 – FAIR VALUE MEASUREMENTS

Authoritative guidance associated with fair value measurements provides a framework for measuring fair value and establishes a fair value hierarchy that prioritizes the inputs used to measure fair value, giving the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 inputs), inputs other than quoted prices in active markets that are observable either directly or indirectly (Level 2 inputs); and unobservable inputs for which there is little or no market data, which requires the Company to develop assumptions (Level 3 inputs), as they relate to the Company.

MacLand and Central Florida Markets of
Waste Recyclers Holdings, LLC and Subsidiaries

Notes to Consolidated Combined Financial Statements

NOTE 17 – FAIR VALUE MEASUREMENTS (CONTINUED)

The Company assesses whether impairment exists, by comparing the value of each operating segment to its carrying value, including goodwill. The Company used an income approach, to estimate the fair value of the operating segments. Fair value computed by this method is arrived at using a number of factors, including projected future operating results, economic projections, anticipated future cash flows, comparable marketplace data and the cost of capital. There are inherent uncertainties related to these factors and to the judgment exercised in applying them to this analysis.

The income approach is based on the long-term projected future cash flows of operating markets. The estimated cash flows are discounted to present value using a weighted-average cost of capital that considers factors such as the timing of the cash flows and the risks inherent in those cash flows. This approach is appropriate because it provides a fair value estimate based upon the operating markets’ expected long-term performance considering the economic and market conditions that generally affect those markets. The Company classifies its goodwill impairment as Level 3 in the fair value measurement hierarchy.

As of December 31, 2009, the Company’s goodwill is measured at fair value:

Level 3 - Assets at Fair Value as of December 31,	2009	2008

Assets
Goodwill	$ 16,247,656	$ 43,301,207

Total assets	$ 16,247,656	$ 43,301,207

NOTE 18 – SUBSEQUENT EVENTS

Note Payable Default

The Company has a $1,000,000 note payable outstanding to the former shareholders of MacLand, dated March 31, 2009, that matured in October 2010.  Subsequent to December 31, 2009, the Company was in default, but is in discussions with the former majority shareholder, as agent for all shareholders, to restructure the remaining payment to the amount owed of $915,090.

On January 18, 2011 a lawsuit was filed by the former minority shareholders of MacLand seeking payment for their respective portions of the remaining payment. On February 18, 2011, the Company filed a motion to move the legal venue from the State of Mississippi to the US District Court for the Southern District of Mississippi. Management believes there will be no amounts owed greater than the amount accrued.

MacLand and Central Florida Markets of
Waste Recyclers Holdings, LLC and Subsidiaries

Notes to Consolidated Combined Financial Statements

NOTE 18 – SUBSEQUENT EVENTS (CONTINUED)

Subordinate Debt Conversion

On October 28, 2010, the Parent converted its subordinate debt into equity. Per the terms of the agreement outstanding notes payable and accrued interest in the amount of $31,265,347 was converted into Class B Preferred Units. The 2010 amounts of capital contributions were converted into Class C Preferred Units in the amount of $5,777,901.

Sale of Company / Subsidiaries

On December 15, 2010, the Parent signed an equity interest purchase agreement in the amount of $62,500,000 for the purchase of certain assets and liabilities of the Company.

NOTE 19 – RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

Subsequent to the issuance of the Company’s the consolidated combined financial statements, management became aware that the consolidated combined financial statements included certain costs of services and impairment related costs associated with the Gulf Coast Market Area of the Parent that were improperly allocated to the Company. Costs of services of $885,446 were incorrectly included in the Company’s 2008 consolidated combined financial statements. Impairment charges associated with the Gulf Coast Market Area in the amount of $1,239,009 were incorrectly included in the Company’s 2009 consolidated combined financial statements.

These omissions resulted from a series of book keeping errors. The exclusion of the impairment charges associated with the Gulf Coast Market Area in the revised consolidated combined financial statements has the effect of decreasing the goodwill amortization by $1,239,009 for the year ended December 31, 2009, and decreasing the intercompany payables at December 31, 2009 by the same amount.  As a result, interest and amortization expenses allocated based upon the amount of intercompany transactions also decreased at December 31, 2009.  Interest expense decreased by $196,299 and amortization expense decreased by $22,519 for the year ended December 31, 2009. As a result the provision for income tax benefit (expense) decreased by $111,946.

MacLand and Central Florida Markets of
Waste Recyclers Holdings, LLC and Subsidiaries

Notes to Consolidated Combined Financial Statements

NOTE 19 – RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (CONTINUED)

The following tables summarize the changes of the affected items as originally reported on the consolidated combined statement of operations for the year ended December 31, 2009.

	As
	Previously		As
Year ended December 31, 2009	Reported	Adjustment	Restated

Selected consolidated combined statement of operations items
Amortization	$ 1,778,071	$ (22,519)	$ 1,755,552
Loss on impairment of goodwill	28,292,560	(1,239,009)	27,053,551
Loss from operations	(27,221,482)	1,261,528	(25,959,954)
Interest expense	8,512,275	(196,299)	8,315,976
Provision for income tax benefit (expenses)	150,144	(111,946)	38,198
Net loss	$ (35,583,613)	$ 1,345,881	$ (34,237,732)

The following tables summarize the changes of the affected items as originally reported on the consolidated combined balance sheet as of December 31, 2009.

	As
	Previously		As
December 31, 2009	Reported	Adjustment	Restated

Selected consolidated combined balance sheet items
Intercompany payables	$ 79,791,574	$ (2,462,542)	$ 77,329,032
Total noncurrent liabilities	81,242,418	(2,462,542)	78,779,876
Equity (deficit)	$(39,038,736)	$ 2,462,542	$(36,576,194)

The exclusion of the cost of services in the revised the consolidated combined financial statements has the effect of decreasing the cost of services by $885,446 for the period January 4, 2008 (inception) through December 31, 2008, and decreasing the intercompany payables at December 31, 2008 by the same amount. As a result, interest and amortization expenses allocated based upon the amount of intercompany transactions also decreased at December 31, 2008. Interest expense decreased by $111,137, and amortization expense decreased by $8,130 for the period January 4, 2008 (inception) through December 31, 2008. As a result the provision for income tax benefit (expense) increased by $111,946.

MacLand and Central Florida Markets of
Waste Recyclers Holdings, LLC and Subsidiaries

Notes to Consolidated Combined Financial Statements

NOTE 19 – RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (CONTINUED)

The following tables summarize the changes of the affected items as originally reported on the consolidated combined statement of operations for the period January 4, 2008 (inception) through December 31, 2008.
	As
	Previously		As
Period through December 31, 2008	Reported	Adjustment	Restated

Selected consolidated combined statement of operations items
Cost of services	$ 11,304,719	$ (885,446)	$ 10,419,273
Gross profit	5,453,225	885,446	6,338,671
Amortization	1,339,018	(8,130)	1,330,888
Income from operations	817,063	893,578	1,710,641
Interest expense	4,625,713	(111,137)	4,514,576
Provision for income tax benefit (expenses)	353,527	111,946	465,473
Net loss	$(3,455,123)	$1,116,661	(2,338,462)

The following tables summarize the changes of the affected items as originally reported on the consolidated combined balance sheet as of December 31, 2008.

	As
	Previously		As
December 31, 2008	Reported	Adjustment	Restated

Selected consolidated combined balance sheet items
Intercompany payables	$ 71,966,054	$ (1,004,715)	$ 70,961,339
Deferred tax liability, net	150,144	(111,946)	38,198
Total noncurrent liabilities	73,212,033	(1,116,661)	72,095,372
Equity (deficit)	$ (3,455,123)	$ 1,116,661	$ (2,338,462)

Forbearance Agreement Payments

On October 25, 2010, the Parent and Comerica Bank signed a modified forbearance agreement regarding the swing line of credit and revolving credit and term loan agreement (collectively, the “Comerica Senior Debt”). The agreement provides for new financial covenants, a continuation of preexisting affirmative covenants, and potential fees of up to $750,000 associated with the agreement should management fail to meet certain financial covenants. Although the modification agreement extends forbearance of the specific failed loan covenants through March 31, 2011, there is no guarantee that other performance measures and capital requirements will not generate a triggering event causing the debt to become callable in its entirety. Through February 22, 2011, the Company paid $300,000 in forbearance fees to Comerica Bank.